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Exhibit 5.2

December 9, 2005

Talisman Energy Inc.

Dear Sirs/Mesdames:

        Reference is made to the base shelf short form prospectus (the "Prospectus") forming part of the registration statement on Form F-9 filed by Talisman Energy Inc. with the U.S. Securities and Exchange Commission.

        We hereby consent to all references to our firm's advice under the heading "Description of Debt Securities — Enforceability of Judgements" in the Prospectus.

Yours truly,

MACLEOD DIXON LLP
By: (Signed) "Don Tse"

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  Exhibit 5.2